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                         URSTADT REALTY ASSOCIATES CO LP


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                          LIMITED PARTNERSHIP AGREEMENT



                                  June 25, 2003





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                                TABLE OF CONTENTS
                                                                        Page

ARTICLE I DEFINITIONS.....................................................1

ARTICLE II ORGANIZATION...................................................5
   2.1   Formation of Limited Partnership.................................5
   2.2   Name of Partnership..............................................6
   2.3   Principal Office, Registered Office and Agent....................6
   2.4   Term of Partnership..............................................6
   2.5   Objects of Partnership...........................................7
   2.6   Actions by Partnership...........................................7

ARTICLE III CAPITAL.......................................................7
   3.1   Contributions to Capital.........................................7
   3.2   Rights of Partners in Capital....................................8
   3.3   Capital Accounts.................................................8
   3.4   Allocations......................................................8
   3.5   Tax Allocations:  Code Section 704(c)............................11
   3.6   Distributions....................................................12

ARTICLE IV MANAGEMENT.....................................................13
   4.1   Rights, Duties and Powers of the General Partner.................13
   4.2   Delegation of Duties.............................................14
   4.3   Rights of Limited Partners.......................................15
   4.4   Activities of General Partner....................................15
   4.5   Indemnification of General Partner...............................15

ARTICLE V ADMISSIONS, TRANSFERS AND WITHDRAWALS...........................16
   5.1   Admission of Limited Partners....................................16
   5.2   Admission of Additional General Partner..........................16
   5.3   Transfer of Interests of Limited Partners........................16
   5.4   Transfer of Interest of General Partner..........................16
   5.5   Withdrawal of Interests of Partners..............................16

ARTICLE VI LIQUIDATION....................................................16
   6.1   Liquidation of Partnership Assets................................16
   6.2   Expenses of Liquidator(s)........................................17
   6.3   Duration of Liquidation..........................................17
   6.4   No Liability for Return of Capital...............................17

ARTICLE VII ACCOUNTING; BOOKS AND RECORDS.................................18
   7.1   Accounting and Reports...........................................18
   7.2   Determinations by General Partner................................18
   7.3   Books and Records................................................18

ARTICLE VIII GENERAL PROVISIONS...........................................19
   8.1   Amendment of Partnership Agreement...............................19
   8.2   Voting...........................................................19



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   8.3   Power of Attorney................................................19
   8.4   Notices..........................................................20
   8.5   Agreement Binding Upon Successors and Assigns....................20
   8.6   Governing Law....................................................20
   8.7   Not for Benefit of Creditors.....................................20
   8.8   Counterparts.....................................................21
   8.9   Separability of Provisions.......................................21
   8.10  Entire Agreement.................................................21
   8.11  Consents.........................................................21
   8.12  Captions and Titles..............................................21
   8.13  Costs and Expenses; Fees of the General Partner..................21
   8.14  Indemnification of Partners by the CDU Trust and the
         CUB Trust With Respect to the CDU Note and the CUB Note..........21


                                       ii
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                         URSTADT REALTY ASSOCIATES CO LP

                          LIMITED PARTNERSHIP AGREEMENT

         This Limited Partnership Agreement is made effective as of the 25th day of June, 2003, by and among Urstadt Property Company, Inc. as general partner, and those persons whose names are subscribed at the end hereof as limited partners.

                                   ARTICLE I

                                  DEFINITIONS

         For purposes of this Agreement:

         "Act" means the Delaware Revised Uniform Limited Partnership Act, as in effect on the date hereof, and as amended from time to time, or any successor law.

         "Additional Shares" means shares received by the Partnership in connection with (i) a Dividend Reinvestment Plan, or (ii) other stock dividends or stock distributions from UBP. "Additional Shares" shall also include any shares similarly received by the Partnership from any other corporation with respect to Replacement Shares.

         "Adjusted Capital Account Deficit" means, with respect to a Partner, the deficit balance, if any, in that Partner's Capital Account as adjusted under
Section 3.3.

         "Agreement" means this Limited Partnership Agreement, as amended from time to time.

         "Capital Account" means with respect to each Partner the capital account established and maintained on behalf of such Partner as described in
Section 3.3.

         "Capital Contribution" means any contribution of cash or property by a Partner to the capital of the Partnership.

         "CDU Note" means that certain Secured Promissory Note dated April 26, 1994, in the amount of $5,850,000 in favor of UPCO, as lender, and signed by the CDU Trust, as borrower.

         "CDU Note Interest Service" means all interest paid or accrued (as the context requires) by the Partnership under the CDU Note and reserves established by the Partnership with respect to such interest expense.

         "CDU Note Principal Service" means all principal paid or due (as the context requires) by the Partnership under the CDU Note and reserves established by the Partnership with respect to such amounts.

         "CDU Trust" means the Charles D. Urstadt Irrevocable Trust created under that certain Trust Agreement dated April 26, 1994, between Charles D. Urstadt, as grantor, and Charles J. Urstadt, as trustee.


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         "Certificate" means the certificate of limited partnership referred to in Section 2.1.

         "Code" means the Internal Revenue Code of 1986, as amended and as hereafter amended, or any successor law.

         "CUB Note" means that certain Secured Promissory Note dated April 26, 1994, in the amount of $5,850,000 in favor of UPCO, as lender, and signed by the CUB Trust, as borrower.

         "CUB Note Interest Service" means all interest paid or accrued (as the context requires) by the Partnership under the CUB Note and reserves established by the Partnership with respect to such interest expense.

         "CUB Note Principal Service" means principal paid or due (as the context requires) by the Partnership under the CUB Note and reserves established by the Partnership with respect to such amounts.

         "CUB Trust" means the Catherine U. Biddle Irrevocable Trust created under that certain Trust Agreement dated April 26, 1994, between Catherine U. Biddle, as grantor, and Charles J. Urstadt, as trustee.

         "Custodian Fees" means fees and expenses incurred by the Partnership for custodial services performed by the Bank of New York (or any successor thereto) in maintaining custody of any Shares owned by the Partnership.

         "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for Federal income tax purposes with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

         "Distributable Cash" shall have the meaning set forth in Section
3.6(b).

         "Dividend" shall have the meaning set forth in Section 316(a) of the Code.

         "Dividend Reinvestment Plan" means any plan pursuant to which the Partnership shall be given the option to receive additional stock in lieu of distributions in cash.

         "Fiscal Year" means each period commencing on January 1 of each year and ending on December 31 of each year (or on the date of a final distribution pursuant to Section 6.1(a)(iii)), unless the General Partner shall elect another fiscal year for the Partnership which is a permissible tax year under the Code.


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         "General Partner" means UPCO, or any successor general partner admitted pursuant to Section 5.4 hereof.

         "Gross Asset Value" means, with respect to any asset, the adjusted basis of the asset for U.S. federal income tax purposes, adjusted as follows:

                  (i) The initial Gross Asset Value of any asset contributed (or deemed contributed under Code Sections 704(b) and the Treas. Regs. promulgated thereunder) by a Partner to the Partnership will be the gross fair market value of the asset on the date of the contribution, as determined by the General Partner (and in the case of Initial Shares, the agreed fair market value thereof as set forth on Annex B hereto).

                  (ii) The Gross Asset Values of all Partnership assets will be adjusted to equal the respective fair market values of the assets, as determined by the General Partner, as of (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution, (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership, and (iii) the liquidation of the Partnership within the meaning of the Treas. Reg. ss. 1.704-1(b)(2)(ii)(g).

                  (iii) The Gross Asset Value of any Partnership asset distributed to any Partner will be the gross fair market value of the asset.

                  (iv) The Gross Asset Values of Partnership assets will be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Treas. Reg. ss. 1.704-1(b)(2)(iv)(m), provided that Gross Asset Values will not be adjusted under this paragraph (iv) to the extent that the General Partner determines that an adjustment under paragraph (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this paragraph (iv).

After the Gross Asset Value of any asset has been determined or adjusted under paragraphs (i), (ii) or (iv) hereof, such Gross Asset Value will be adjusted by the Depreciation, if any, taken into account with respect to the asset for purposes of computing Profits or Loss.

         "Incidental Expenses" means all expenditures of the Partnership other than items included in (i) expenses relating to the receipt of Net Proceeds From Shares, (ii) CDU Note Principal Service, (iii) the CDU Note Interest Service,
(iv) CUB Note Principal Service, (v) CUB Note Interest Service, (vi) Custodian Fees, and (vii) reserves established by the Partnership with respect to such expenses. "Incidental Expenses" shall be decreased by any reductions of cash reserves previously established pursuant to the foregoing sentence.

         "Incidental Proceeds" means gross proceeds from Partnership operations, including interest income, other than items included in Net Proceeds From Shares.



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         "Initial Capital Contribution" means a Partner's initial contribution to the capital of the Partnership pursuant to Section 3.1(a) of this Agreement and as set forth on Annex A hereto.

         "Initial Shares" means Shares contributed pursuant to Initial Capital Contributions.

         "Limited Partner" means each of the CDU Trust, the CUB Trust, Charles
J. Urstadt, Elinor F. Urstadt and any other Person admitted to the Partnership as a Limited Partner.

         "Net Proceeds From Shares" means the gross proceeds, including any non-cash item, received by the Partnership in connection with (i) any disposition of all or any portion of the Initial Shares (or any Additional Shares or Replacement Shares, as applicable), and (ii) distributions made by UBP to the Partnership with respect to Initial Shares (or any Additional Shares or Replacement Shares, as applicable), less the portion of such proceeds used to pay or establish reserves for Partnership expenses relating to the receipt of such proceeds (including, but not limited to, brokerage and trading expenses), all as determined by the General Partner. "Net Proceeds From Shares" shall be increased by any reductions of cash reserves previously established pursuant to the foregoing sentence.

         "Partner" means the General Partner or any of the Limited Partners, except as otherwise expressly provided herein, and "Partners" means the General Partner and all of the Limited Partners.

         "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. ss. 1.704-2(i)(3).

         "Partner Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" set forth in Treas. Reg.ss. 1.704-2(b)(4).

         "Partner Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" set forth in Treas. Reg. ss.ss.1.704-2(i)(1) and 1.704-2(i)(2).

         "Partnership" means Urstadt Realty Associates Co LP.

         "Partnership Minimum Gain" has the same meaning as the term "partnership minimum gain" set forth in Treas. Reg. ss. 1.704-2(b)(2) and shall be determined in accordance with Treas. Reg.ss.1.704-2(d).

         "Partnership Nonrecourse Deductions" has the same meaning as the term "partnership nonrecourse deductions" set forth in Treas. Reg.ss.ss.1.704-2(c) and (j)(1)(ii).

         "Percentage Interest" means, with regard to a Partner, the percentage that the Capital Account balance of such Partner bears to the total Capital Account balances of all Partners, after giving effect to the adjustments set forth in Section 3.3. The aggregate "Percentage Interests" of all Partners shall always equal 100 percent.



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         "Person" means an individual or a corporation, partnership, limited liability Partnership, trust, unincorporated organization, association or other entity.

         "Profits and Loss" shall have the meaning set forth in Section 3.4(a) hereof.

         "Regulatory Allocations" has the meaning set forth in Section 3.4(d) hereof.

         "Replacement Shares" means shares received by the Partnership in exchange for all or any portion of the Initial Shares in connection with, among other events, a stock split or a reverse stock split of the Shares, a merger of UBP into another entity, or an acquisition of UBP's shares or assets. "Replacement Shares" shall also include shares received by the Partnership in connection with similar future exchanges of shares previously received by the Partnership in exchange for Initial Shares.

         "Shares" shall have the meaning set forth in Section 2.5 hereof.

         "Treas. Reg." means the proposed, temporary or final regulations promulgated under the Code in effect as of the date of filing the Certificate and the corresponding sections of any regulations subsequently issued that amend or supersede those regulations.

         "UBP" means Urstadt Biddle Properties Inc., a Maryland corporation.

         "UPCO" means Urstadt Property Company, Inc., a Delaware corporation.

         "Undistributed Additional Shares" means Additional Shares not distributed by the Partnership to a Partner pursuant to Section 3.6(c) hereof.

                                   ARTICLE II

                                  ORGANIZATION

2.1      FORMATION OF LIMITED PARTNERSHIP.

         (a) The Certificate of Limited Partnership of the Partnership was filed with the Secretary of State of the State of Delaware on June 25, 2003, and the Partnership was formed and became effective under and pursuant to the Act on June 25, 2003.

         (b) The General Partner shall execute, acknowledge and file any amendments to the Certificate as may be required by the Act and any other instruments, documents and certificates which, in the opinion of the Partnership's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Partnership shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid and subsisting existence and business of the Partnership. Any required amendment to the Certificate shall be filed by the General Partner promptly following the event requiring such amendment. All amendments may be signed either personally or by an attorney-in-fact.



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2.2      NAME OF PARTNERSHIP.

         The name of the Partnership shall be Urstadt Realty Associates Co LP or such other name as the General Partner may hereafter adopt upon causing an amendment to the Certificate to be filed with the Secretary of State of the State of Delaware. The Partnership shall have the exclusive ownership and right to use the Partnership name so long as the Partnership continues, despite the expulsion, resignation or removal of any Partner, but upon the Partnership's termination, the Partnership shall assign such names and the goodwill attached thereto to the General Partner.

2.3      PRINCIPAL OFFICE, REGISTERED OFFICE AND AGENT.

         The Partnership shall have its principal business office at 2 Park Place, Bronxville, New York 10708 or at such other location as the General Partner may designate from time to time. The Partnership shall have its registered office at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, or at such other place as the General Partner may designate from time to time, and its initial registered agent in Delaware shall be CT Corporation System.

2.4      TERM OF PARTNERSHIP.

         (a) The term of the Partnership commenced on June 25, 2003, and shall continue until the earliest of the following dates:

                  (i) the date on which the General Partner shall elect to dissolve the Partnership; or

                  (ii) the date on which (A) the General Partner is declared bankrupt by a court with appropriate jurisdiction, (B) the General Partner files a petition commencing a voluntary case under any bankruptcy law, (C) the General Partner makes an assignment for the benefit of creditors, (D) a receiver for the property or affairs of the General Partner is appointed, (E) the entire partnership interest of the General Partner is withdrawn from the Partnership and a replacement General Partner is not admitted to the Partnership in accordance with the provisions of this Agreement and the Act, or (F) the General Partner is dissolved and a winding up thereof is commenced.

         (b) Except as provided in Section 2.4(a), Section 5.3 or in the Act, the death, mental illness, dissolution, termination, liquidation, bankruptcy, reorganization, merger, sale of substantially all of the stock or assets of or other change in the ownership or nature of a Partner, the admission to the Partnership of a new General or Limited Partner, or the transfer by a Partner of his interest in the Partnership to a third party shall not cause the Partnership to dissolve.

         (c) The parties agree that irreparable damage would be done to the goodwill and reputation of the Partners if any Limited Partner should bring an action in court to dissolve the Partnership. Care has been taken in this Agreement to provide for fair and just payment in liquidation of the interests of all Partners. Accordingly, each Limited Partner hereby waives and renounces its right to such a court decree of dissolution or to seek the appointment by the court of a liquidator for the Partnership except as provided herein.

2.5      OBJECTS OF PARTNERSHIP.

         The object of the Partnership shall be to receive from the Partners as Capital Contributions shares of Common Stock and Class A Common Stock (the "Shares") of UBP, to exercise all rights of an owner of the Shares (and, if a applicable, Additional Shares and/or Replacement Shares), and to engage in any other activity as the General Partner may determine.

2.6      ACTIONS BY PARTNERSHIP.

         The Partnership may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may, in the opinion of the General Partner, be necessary or advisable to carry out the objects of the partnership set forth in Section 2.5.

                                  ARTICLE III

                                     CAPITAL

3.1      CONTRIBUTIONS TO CAPITAL.

         (a) INITIAL CAPITAL CONTRIBUTIONS. Within ten (10) days hereafter each Partner shall make an initial contribution to the capital of the Partnership (the "Initial Capital Contribution") equal to the amount of cash and/or the number of Initial Shares set forth opposite such Partner's name on Annex A. The Partners hereby agree that the value of the Initial Shares contributed by each Partner pursuant to the Initial Capital Contributions, which is set forth in Annex B hereto, constitutes the fair market value of the Initial Shares contributed by each such Partner. Furthermore, the Partners hereby acknowledge that the Partnership assumes and accepts as assignee, in conjunction with the CDU Trust's Initial Capital Contribution and the CUB Trust's Initial Capital Contribution, and pursuant to (i) the Agreement dated as of June 25, 2003, by and among, the Partnership, the CDU Trust and the General Partner, and (ii) the Agreement dated as of June 25, 2003, by and among, the Partnership, the CUB Trust and the General Partner, the liabilities respectively set forth in Annex B opposite the CDU Trust and the CUB Trust names. Accordingly, the Percentage Interest of each Partner after the Initial Capital Contributions shall be equal to the percentage set forth opposite such Partner's name below:

                   CDU Trust                         44.6%
                   CUB Trust                         44.6%
                   Elinor F. Urstadt                  4.9%
                   Charles J. Urstadt                 4.9%
                   UPCO                               1.0%

The Initial Capital Contributions shall be deemed to have been made as of June 25, 2003, for all purposes under this Agreement.

         (b) No other Capital Contribution may be made by any Partner unless such Capital Contribution shall have been approved in advance and in writing by all the Partners.

3.2      RIGHTS OF PARTNERS IN CAPITAL.

         (a) No Partner shall be entitled to interest on his Capital
Contribution.

         (b) No Partner shall have the right to distributions or the return of any Capital Contribution except (i) upon the dissolution of the Partnership pursuant to Section 6.1 or (ii) as provided in Section 3.6. The General Partner shall not be liable for the return of any such amounts. The General Partner shall have the right to redeem less than all of a Partner's Partnership Interests in-kind.

         (c) No Partner shall be required to pay to the Partnership or to any other Partner or to any other Person any deficit or negative balance which may exist from time to time in such Partner's Capital Account.

3.3      CAPITAL ACCOUNTS.

         (a) The Partnership shall maintain a separate Capital Account for each Partner.

         (b) Each Partner's Capital Account shall have an initial balance equal to the amount of cash and/or the net value of the Initial Shares constituting such Partner's Initial Capital Contribution.

         (c) Each Partner's Capital Account shall be increased by the sum of (i) the amount of any additional Capital Contribution by such Partner to the Partnership pursuant to Section 3.1(b), plus (ii) the amount of all items of Profit, as defined in Section 3.4(a) hereof, or other income or gain allocated to such Partner pursuant to Sections 3.4(b), 3.4(c) and 3.4(d) hereof.

         (d) Each Partner's Capital Account shall be reduced by the sum of (i) the amount of distributions to such Partner pursuant to Sections 3.6 or 6.1, plus (ii) the amount of all items of Loss, as defined in Section 3.4(a) hereof, or other expense or deduction allocated to such Partner pursuant to Sections 3.4(b), 3.4(c) and 3.4(d) hereof.

         (e) If a Partnership interest or portion thereof is transferred in accordance with this Agreement, the Capital Account of the transferor with respect to such Partnership interest or portion thereof shall carry over to the transferee in accordance with Treas. Reg.ss.1.704-1(b)(2)(iv)(l).

         (f) For any taxable year in which the Partnership has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg.ss.1.704-1(b)(2)(iv)(m).

3.4      ALLOCATIONS.

         (a) PROFITS AND LOSSES. Profits and losses ("Profits and Loss") allocated under this Section 3.4 shall be the Partnership's taxable income or loss determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:



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

                  (i) Any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Loss pursuant to this definition of "Profits" and "Loss" shall be added to such taxable income or loss;

                  (ii) Any expenditures of the Partnership described in Code
         Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treas. Reg.ss.1.704 1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Loss pursuant to this definition of "Profits" and "Loss" shall be subtracted from such taxable income or loss;

                  (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Loss;

                  (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

                  (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treas. Reg. ss. 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Loss; and

                  (vii) All items of Profit or Loss which are specially allocated pursuant to Sections 3.4(b), 3.4(c) and 3.4(d) shall also be determined by reference to the foregoing principles.

         (b) ALLOCATIONS. As of the end of each Fiscal Year and after giving effect to the allocations set forth in Sections 3.4(c) and 3.4(d) hereof, allocations to Partners shall be made in the following manner:

                  (i) Each Partner shall be specially allocated 100 percent of the items of Profit (or Loss) realized by the Partnership from any disposition (including a deemed disposition under Code Section 301(c)(3)) of all or any portion of (a) Initial Shares originally contributed by that Partner, (b) Undistributed Additional Shares received by the Partnership on Initial Shares originally contributed by such Partner (or on Replacement Shares received by the Partnership in exchange for (i) Initial Shares contributed by such Partner or (ii) Replacement Shares attributable to such Partner's

         Initial Shares), and/or (c) Replacement Shares received by the Partnership in exchange for (i) Initial Shares originally contributed by such Partner or (ii) Replacement Shares attributable to Initial Shares originally contributed by such Partner;

                  (ii) Each Partner shall be specially allocated 100 percent of the items of Profit realized by the Partnership with respect to Dividends (including deemed Dividends) on (a) Initial Shares originally contributed by that Partner, (b) Undistributed Additional Shares received by the Partnership on Initial Shares originally contributed by such Partner (or on Replacement Shares received by the Partnership in exchange for (i) Initial Shares contributed by such Partner, or (ii) Replacement Shares attributable to such Partner's Initial Shares), and/or (c) Replacement Shares received by the Partnership in exchange for (i) Initial Shares originally contributed by such Partner, or (ii) Replacement Shares attributable to Initial Shares originally contributed by such Partner;

                  (iii) Each Partner shall be specially allocated 100 percent of the expenses paid or accrued by the Partnership and properly allocable to items of Profit (or Loss) allocated to such Partner pursuant to Sections 3.4(b)(i) and (ii);

                  (iv) Items of expense attributable to the CDU Note Interest Service shall be allocated 100 percent to the CDU Trust and items of expense attributable to the CUB Note Interest Service shall be allocated 100 percent to the CUB Trust;

                  (v) All Custodian Fees shall be allocated 50% to the CDU Trust and 50% to the CUB Trust;

                  (vi) All other items of Profit or Loss shall be allocated to and among the Partners in accordance with their Percentage Interests at the time of the allocation, in a manner consistent with the sharing of the related income and expense items as set forth in Sections 3.6(b)(ii) and 3.6(b)(iv).

         (c) REGULATORY ALLOCATIONS. The following allocations shall, except as otherwise provided, be made prior to allocations in Section 3.4(b) in the following order:

                  (i) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 3.4, if there is a net decrease in Partnership Minimum Gain or in any Partner Minimum Gain during any Fiscal Year or other period, prior to any other allocation pursuant hereto, each Partner shall be specifically allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount and manner required by Treas. Reg.ss.ss.1.704-2(f) and 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treas. Reg.ss.1.704-2(j)(2).

                  (ii) QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. ss. 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treas. Regs., the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 3.4(c)(ii) shall be made only if and to the extent that such Partner would have an Adjusted Capital

         Account Deficit after all other allocations provided for in this
         Section 3.4 have been tentatively made as if this Section 3.4(c)(ii) were not in this Agreement.

                  (iii) PARTNERSHIP NONRECOURSE DEDUCTIONS. Partnership Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partners in proportion to their Percentage Interests.

                  (iv) PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treas. Reg.ss. 1.704-2(i)(1).

         (d) CURATIVE ALLOCATIONS. The allocations set forth in Sections 3.4(c)(i) to (iv) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treas. Regs. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 3.4(c). Therefore, notwithstanding any other provision of Section 3.4 (other than the Regulatory Allocations), the Partnership shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate (taking into consideration the character of the Profits and Loss and any item thereof that were originally allocated pursuant to Section 3.4(b)) so that, after such offsetting allocations are made (and after taking into account offsetting Regulatory Allocations expected to be made), each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 3.4(b) hereof.

         (e) OTHER ALLOCATION RULES.

         For purposes of determining items allocable to any period, any such items shall be determined on a daily, monthly, or other basis, as determined by the Partnership using any permissible method under Code Section 706 and the Treas. Regs. thereunder. Notwithstanding the foregoing, with respect to any Fiscal Year during which any Partner's Percentage Interest changes, whether by reason of the admission of a Partner a contribution to or distribution by the Partnership or any other event described in Code Section 706(d)(1) and the Treas. Regs. thereunder, any items thereof shall be allocated appropriately to take into consideration the varying interests of the Partners during such Fiscal Year.

3.5      TAX ALLOCATIONS:  CODE SECTION 704(C).

         (a) Income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership or revalued pursuant to Treas. Reg.ss. 1.704-1(b)(2)(iv)(f), shall, solely for U.S. tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial or reset Gross Asset Value in accordance with the principles of Code
Section 704(c) and the Treas. Regs. thereunder and Treas. Reg.ss. 1.704-1(b)(4)(i) using any reasonable method required or permitted thereunder and selected by the General Partner in its sole discretion.

         (b) Subject to Section 3.5(a), if any gain (as computed for tax purposes) on the sale or other disposition of Partnership property shall constitute recapture of depreciation under Section 291, 1245 or 1250 of the Code or any similar provision, such gain shall (to the extent possible) be divided among the Partners in accordance with the principles of Treas. Reg. ss. 1.1245-1(e)(2) (i.e., generally in proportion to the depreciation deductions previously claimed by them giving rise to such recapture), provided that this
Section 3.5(b) shall not affect the amount of gain otherwise allocable to a Partner.

         (c) Allocations pursuant to this Section 3.5 are solely for purposes of U.S. Federal, state, and local taxes and shall not affect any Partner's Capital Account or share of Profits or Loss or any amount distributable to any Partner hereunder.

3.6      DISTRIBUTIONS.

         (a) Distributions shall be made at such time or times as the General Partner determines, but, except for Distributions described in Section 3.6(c) below, not less frequently than semi-annually.

         (b) Distributions shall be made to each Partner in the full amount of such Partner's share of Distributable Cash. A Partner's share of Distributable Cash shall be equal to:

                  (i) The cash portion of all Net Proceeds From Shares (including the non-cash portion thereof later converted into cash by the Partnership) with respect to (a) Initial Shares originally contributed by such Partner, (b) Undistributed Additional Shares received by the Partnership on Initial Shares originally contributed by such Partner (or on Replacement Shares received by the Partnership in exchange for (i) Initial Shares contributed by such Partner, or (ii) Replacement Shares attributable to such Partner's Initial Shares), and/or (c) Replacement Shares received by the Partnership in exchange for (i) Initial Shares originally contributed by such Partner, or (ii) Replacement Shares attributable to such Partner's Initial Shares; increased by

                  (ii) The Partner's Percentage Interest of the cash portion of Incidental Proceeds; and decreased by

                  (iii) The Partner's Percentage Interest of Incidental Expenses; and

                  (iv) In the case of distributions to the (i) CDU Trust, decreased by the CDU Note Principal Service, the CDU Note Interest Service and the CDU Trust's share of the Custodian Fees; and (ii) CUB Trust, decreased by the CUB Note Principal Service, the CUB Note Interest Service and the CUB Trust's share of the Custodian Fees.

         (c) Except as provided in (e) below, the Partnership may, at the General Partner's sole discretion, distribute all or a portion of the Additional Shares and/or the Replacement Shares to the Partners.

                  (i) In the event of a distribution pursuant to this Section 3.6(c), distributable Additional Shares and Replacement Shares which are received by the Partnership with respect to or in exchange for (i) Initial Shares originally contributed by a Partner and/or (ii) Replacement Shares which were received by the Partnership in exchange for Initial Shares originally contributed by such Partner, shall be 100 percent credited to such Partner.

         (d) The General Partner may, in its sole discretion, make an in-kind redemption of a Partner's Partnership Interests.

         (e) The Partnership shall distribute (or use to make payments described in Section 3.6(b)(iv)), on a quarterly basis, all of the Additional Shares received by the Partnership pursuant to a Dividend Reinvestment Plan.

                                   ARTICLE IV

                                   MANAGEMENT

4.1      RIGHTS, DUTIES AND POWERS OF THE GENERAL PARTNER.

         (a) Subject to the terms and conditions of this Agreement, the General Partner shall have complete and exclusive responsibility for managing and administering the affairs of the Partnership, and shall have the power and authority to do all things necessary or proper to carry out its duties hereunder.

         (b) Without limiting the generality of the General Partner's duties and obligations hereunder, the General Partner shall have full power and authority:

                  (i) to open, maintain and close bank accounts and custodial accounts for the Partnership and draw checks and other orders for the payment of money;

                  (ii) to pay all expenses relating to the organization of the Partnership (including attorneys' fees);

                  (iii) to engage such attorneys, accountants and other professional advisers and consultants as the General Partner may deem necessary or advisable for the affairs of the Partnership;

                  (iv) to commence or defend litigation that pertains to the Partnership or any Partnership assets;

                  (v) to cause the Partnership, if and to the extent the General Partner deems such insurance advisable, to purchase or bear the cost of any insurance covering the potential liabilities of the Partnership, the General Partner and their partners, officers, employees and agents;

                  (vi) in the normal course of the Partnership's business and for any Partnership purpose, including without limitation payment of the Partnership's operating expenses, to cause the Partnership to borrow money and make, issue, accept, endorse and execute promissory notes, drafts, bills of exchange, guarantees and other instruments and evidences of indebtedness, and secure the payment thereof by mortgage, pledge or assignment of or security interest in all or any part of the securities and other property then owned or thereafter acquired by the Partnership;

                  (vii) subject to the other terms and provisions of this Agreement, to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in all activities and transactions, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Section 4.1, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings and transactions with any Partner or with any other person, firm or corporation having any business, financial or other relationship with any Partner or Partners; and

                  (viii) to make all decisions, in its sole and absolute discretion, with respect to the Initial Shares (and, if applicable, Additional Shares and/or Replacement Shares), including, without limitation, as to when and how the Initial Shares (and, if applicable, Additional Shares and/or Replacement Shares), are to be voted, as to when and which Initial Shares (and, if applicable, Additional Shares and/or Replacement Shares)(whether in specific lots designated by the General Partner or not), held by the Partnership are to be sold, the amount and price at which Initial Shares (and, if applicable, Additional Shares and/or Replacement Shares), are to be sold, the selection of and commissions paid to brokers selling any Initial Shares (and, if applicable, Additional Shares and/or Replacement Shares) and whether pro rata sales and distributions will be made for one or more Partners.

         (c) The General Partner shall be the tax matters partner for purposes of Section 6231(a)(7) of the Code. The General Partner shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Partnership under any provisions of the Code or any other revenue laws. The General Partner shall cause the preparation and timely filing of all tax returns required to be filed by the Partnership pursuant to the Code and all other tax returns deemed necessary and required in each state or other jurisdiction. Copies of those returns, or pertinent information from the returns, shall be furnished to the Partners within a reasonable time after the end of the Partnership's fiscal year.

4.2      DELEGATION OF DUTIES

         (a) The General Partner may delegate to any person or persons any of the duties, powers and authority vested in it hereunder on such terms and conditions as it may consider appropriate.

         (b) The General Partner shall have the power and authority to appoint any person, including any person who is a Limited Partner, to provide services to, and act as an agent of, the Partnership, with such titles and duties as may be specified by the General Partner. Any person appointed by the General Partner to serve as an agent of the Partnership shall be subject to removal at any time at the discretion of the General Partner, and shall report to and consult with the General Partner at such times and in such manner as the General Partner may direct.

         (c) The General Partner in its sole discretion may provide for payment of salaries to employees of the Partnership, including Partners. Any such payments shall be treated on the books of the Partnership as an expense of the Partnership (and not as a distribution to Partners) for the purposes of the determination of Profits or Loss From Operations and shall not be deducted from the Capital Account of a Partner receiving any such payment.

4.3      RIGHTS OF LIMITED PARTNERS.

         Except as otherwise provided in this Agreement, the Limited Partners shall take no part in the management or control of the Partnership's business. Limited Partners shall have no right or authority to act for the Partnership or to vote on matters other than the matters set forth in this Agreement or as required by applicable law. Except as otherwise provided by law, the liability of each Limited Partner is limited to the amount of his capital contributions (plus any accretions in value thereto).

4.4      ACTIVITIES OF GENERAL PARTNER.

         The General Partner shall not be required to devote full time to the affairs of the Partnership, but shall devote such time as may be reasonably required therefore.

4.5      INDEMNIFICATION OF GENERAL PARTNER

         The General Partner, its officers, directors, shareholders, agents and representatives and anyone designated to wind up the affairs of the Partnership pursuant to Section 6.1 (the "Liquidator") shall not be liable to the Partnership or the Limited Partners for any act or failure to act relating, in any way to the Partnership, its assets, business or affairs so long as such act or failure to act does not constitute such person's willful misconduct, bad faith or gross negligence or reckless disregard of the duties involved in the conduct of the Partnership or such Person's office. The General Partner, each of its officers, directors, shareholders, agents and representatives and the Liquidator shall be indemnified by the Partnership to the fullest extent permitted by law for any and all losses, claims, damages and expenses arising out of or incurred in connection with any claim, action or demand against the General Partner, the Partnership or any such indemnified person relating to the Partnership, its assets, business or affairs (including, without limitation, attorneys' fees and expenses and any amounts paid in settlement or compromise of any such claim, action or demand); provided, however, that the foregoing indemnification shall not apply to the extent that a court of competent jurisdiction makes a final decision that such claim, action or demand resulted directly from such indemnified person's willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Partnership or such person's office or duties.

                                   ARTICLE V

                      ADMISSIONS, TRANSFERS AND WITHDRAWALS

5.1      ADMISSION OF LIMITED PARTNERS.

         The General Partner may, but shall not be required to, admit additional Limited Partners at any time, in which event the required capital contribution of any such additional Limited Partner shall be determined by the General Partner, subject to Section 3.1(b).

5.2      ADMISSION OF ADDITIONAL GENERAL PARTNER.

         The General Partner may, but shall not be required to, admit one or more additional general partners, who may be natural persons, partnerships or companies, to the Partnership.

5.3      TRANSFER OF INTERESTS OF LIMITED PARTNERS.

         No transfer or assignment of, or pledge of, or grant of a security interest in, any Limited Partner's interest in the Partnership, whether voluntary or involuntary, shall be valid or effective, and no transferee shall become a substituted Limited Partner, unless the prior written consent of the General Partner has been obtained, which consent may be granted or refused in its sole discretion. Until approved by the General Partner, any successor to the interest of a Limited Partner shall be entitled to the allocations and distributions attributable to such interest and to withdraw such interest as provided in Section 5.5 but shall not have any of the other rights of a Limited Partner.

5.4      TRANSFER OF INTEREST OF GENERAL PARTNER.

         The General Partner may transfer its interest as General Partner in the Partnership to another Person in its sole and absolute discretion.

5.5      WITHDRAWAL OF INTERESTS OF PARTNERS.

         The interest of a Partner in the Partnership may not be withdrawn from the Partnership prior to its dissolution.

                                   ARTICLE VI

                                   LIQUIDATION

6.1      LIQUIDATION OF PARTNERSHIP ASSETS.

         (a) Upon dissolution of the Partnership, the General Partner shall promptly liquidate the business and administrative affairs of the Partnership, except that if the General Partner is unable to perform this function, or is unable to assign this function to another Person, a liquidator elected by Limited Partners whose Percentage Interests represent a majority of the total Percentage Interests of the Limited Partners shall liquidate the business and administrative affairs of the Partnership. The proceeds from liquidation shall be divided in the following manner:

                  (i) the debts, liabilities and obligations of the Partnership, other than debts to Partners, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Partnership's assets to the Partners has been completed, shall first be paid;

                  (ii) such debts as are owing to the Partners shall next be paid; and

                  (iii) the Partners shall next be paid amounts in accordance with their Percentage Interest, and up to the positive balances of their respective Capital Accounts, as adjusted pursuant to Article III to reflect allocations for the Fiscal Year ending on the date of the distributions under this Section 6.1(a)(iii).

         (b) Anything in this Section 6.1 to the contrary notwithstanding, the General Partner or liquidator may distribute in-kind rather than in cash, upon dissolution, any assets of the Partnership; provided, however, that if any in-kind distribution is to be made, (i) the assets distributed in kind shall be valued as of the actual date of their distribution, and charged as so valued and distributed against amounts to be paid under Section 6.1(a) above, and (ii) any gain or loss (as computed for book purposes) attributable to property distributed in-kind shall constitute Profit or Loss or items specially allocable to a Partner pursuant to Section 3.4 hereof for the Fiscal Year including the date of such distribution.

         (c) In determining the value of the assets of the Partnership upon a liquidation pursuant this Section 6.1, no value shall be placed on the goodwill or name of the Partnership, or the office records, files, statistical data or any similar intangible assets of the Partnership.

6.2      EXPENSES OF LIQUIDATOR(S).

         (a) The expenses incurred by the liquidator(s) in connection with winding up the Partnership, all other losses or liabilities of the Partnership incurred in accordance with the terms of this Agreement, and reasonable compensation for the services of the liquidator(s) shall be borne by the Partnership.

         (b) If the General Partner serves as the liquidator, it shall not be entitled to compensation for providing such services.

6.3      DURATION OF LIQUIDATION.

         A reasonable time shall be allowed for the winding up of the affairs of the Partnership in order to minimize any losses otherwise attendant upon such a winding up.

6.4      NO LIABILITY FOR RETURN OF CAPITAL.

         The General Partner and its affiliates shall not be personally liable for the return of the Capital Contributions of any Partner, and such return shall be made solely from available assets of the Partnership, if any, and each Limited Partner hereby waives any and all claims it may have against the General Partner or any of its affiliates in this regard.

                                  ARTICLE VII

                                   ACCOUNTING;
                                BOOKS AND RECORDS

7.1      ACCOUNTING AND REPORTS.

         (a) The Partnership shall adopt for tax accounting purposes the cash basis accounting method unless the General Partner shall decide in its sole discretion that it is in the best interests of the Partnership to adopt another method permissible for U.S. Federal income tax purposes.

         (b) As soon as practicable after the end of each Fiscal Year, the General Partner shall furnish to each Limited Partner such information as may be required to enable each Limited Partner properly to report for Federal and state income tax purposes his distributive share of each Partnership item of income, gain, loss, deduction or credit for such year.

7.2      DETERMINATIONS BY GENERAL PARTNER.

         All matters concerning the determination and allocation among the Partners of the amounts to be determined and allocated pursuant to Section 3.4 hereof, and the items of income, gain, deduction, loss and credit to be determined and allocated pursuant to Section 3.4 hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the General Partner unless specifically and expressly otherwise provided for by the provisions of this Agreement, and such determinations and allocations shall be final and binding on all the Partners.

7.3      BOOKS AND RECORDS.

         (a) The General Partner shall keep books and records, including copies of the Partnership's Federal, state and local income tax returns and reports, if any, for the four most recent years, pertaining to the Partnership's affairs showing all of its assets and liabilities, receipts and disbursements, realized income, gains and losses, Partners' Capital Accounts and all transactions entered into by the Partnership. Such books and records of the Partnership shall be kept at its principal office, and all Partners and their representatives shall at all reasonable times have free access thereto for the purpose of inspecting or copying the same.

         (b) If the Partnership is required to withhold and pay over Federal income tax or estimated tax with respect to income or gain allocable to any Partner, the General Partner shall withhold and pay over such amounts as are required. Such withholdings shall be treated as distributions to the Partners on whose behalf they are made. To the extent that a Partner's allocable share of otherwise distributable cash under Section 3.6(b) is not sufficient to satisfy the withholding obligation with respect to such Partner, the General Partner shall require such Partner promptly to advance the amount of such deficiency to the Partnership for withholding. Such advance shall not affect the advancing Partner's ownership interest in the Partnership, and the payment by the Partnership of the advanced amount to the appropriate taxing authority shall not affect the amount of cash distributions to which the advancing Partner would otherwise be entitled. If a Partner fails to advance any amount required hereunder, the General Partner shall have the right to borrow on behalf of such Partner the amount of the required withholding, to withhold all distributions from the defaulting Partner until the amount of such borrowing, interest and expenses shall have been reimbursed, and to take whatever additional steps are necessary to preserve the financial integrity of the Partnership and to prevent the imposition of any liability on the Partnership or the General Partner for failure to comply with any requirement associated with its obligations to withhold.

         (c) The General Partner may require the Partners to execute such certifications, consents or other documents as are required to comply with its tax reporting and withholding obligations.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.1      AMENDMENT OF PARTNERSHIP AGREEMENT.

         This Agreement may be amended, in whole or in part, only by the General Partner.

8.2      VOTING.

         Except as set forth herein, the Limited Partners of the Partnership shall have no voting rights.

8.3      POWER OF ATTORNEY.

         Each Limited Partner hereby constitutes and appoints the General Partner, with full power of substitution, as his, her or its true and lawful attorney-in-fact and empowers and authorizes such attorney, in the name, place, and stead of such Limited Partner, to make, execute, sign, swear to, acknowledge, and file in all necessary or appropriate places all documents (and all amendments or supplements to or restatements of such documents necessitated by valid amendments to or actions permitted under this Agreement) relating to the Partnership and its activities, including, without limitation: (a) this Agreement and any amendments thereto approved as provided in this Agreement, (b) the Certificate of Limited Partnership and any amendments thereto, under the laws of the State of Delaware or in any other state or jurisdiction in which such filing is deemed advisable by such General Partner, (c) any applications, forms, certificates, reports, or other documents, or amendments thereto which may be requested or required by any federal, state, or local governmental agency, securities exchange, securities association, self-regulatory organization, or similar institution and which are deemed necessary or advisable by the General Partner, (d) any other instrument which may be required to be filed or recorded in any state or county or by any governmental agency, or which the General Partner deems advisable to file or record, including, without limitation, certificates of assumed name and documents to qualify foreign limited partnerships in other jurisdictions, (e) any documents which may be required to effect the continuation of the Partnership, the admission of new Partners, or the dissolution and termination of the Partnership, (f) making certain elections contained in the Code or state law governing taxation of limited partnerships, and (g) performing any and all other ministerial duties or functions necessary for the conduct of the business of the Partnership. Each Limited Partner hereby ratifies, confirms, and adopts as his own, all actions that may be taken by such attorney-in-fact pursuant to this Section 8.3 Each Limited Partner acknowledges that this Agreement permits certain amendments to be made and certain other actions to be taken or omitted to be taken without a vote of the Limited Partners. By their execution hereof, each Limited Partner also grants the General Partner a power of attorney to execute any and all documents necessary to reflect any action that is approved in accordance with the provisions hereof; provided, however, that the GP may not without the prior written consent of each of the Limited Partners, materially modify the provisions of Article III hereof. This power of attorney is coupled with an interest and shall continue notwithstanding the subsequent incapacity or death of the Limited Partner. Each Limited Partner shall execute and deliver to the General Partner an executed and appropriately notarized power of attorney in such form consistent with the provisions of this Section 8.3 as the General Partner may request.

8.4      NOTICES.

         Notices which may or are required to be given under this Agreement by any party to another shall be given by hand delivery or by registered or certified mail, return receipt requested, and shall be addressed to the respective parties hereto at their addresses as set forth on Schedule A hereto or to such other addresses as may be designated by any party hereto by notice addressed to the General Partner in the case of notice given by any Limited Partner, and to each of the Limited Partners in the case of notice given by the General Partner. Notices shall be deemed to have been given when delivered by hand or on the date indicated as the date of receipt on the return receipt.

8.5      AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but the rights and obligations of any Partner hereunder shall not be assignable, transferable or delegable except as provided in Sections 5.2, 5.3 and 5.4, and any attempted assignment, transfer or delegation thereof which is not made pursuant to the terms of
Section 5.2, 5.3 or Section 5.4 shall be void.

8.6      GOVERNING LAW.

         This Agreement, and the rights of the Partners hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rule thereof. The parties hereby consent to exclusive jurisdiction and venue for any action arising out of this Agreement in any state or Federal court sitting in the County of Westchester, in the State of New York. Each Partner consents to service of process in any action arising out of this Agreement by the mailing thereof by registered or certified mail, return receipt requested, to such Partner's address set forth in the Schedule of Partners. In any action to enforce any provision of this Agreement, the prevailing party shall be entitled to recover all expenses, including reasonable attorneys fees, incurred in connection therewith.

8.7      NOT FOR BENEFIT OF CREDITORS.

         The provisions of this Agreement are intended only for the regulation of relations among Partners and between Partners and former or prospective Partners and the Partnership. This Agreement is not intended for the benefit of non-Partner creditors and no rights are granted to non-Partner creditors under this Agreement.

8.8      COUNTERPARTS

         This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that not all the parties have signed the same counterpart. The General Partner may execute any document by facsimile signature of a duly authorized officer or director.

8.9      SEPARABILITY OF PROVISIONS.

         If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

8.10     ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

8.11     CONSENTS.

         Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Partnership.

8.12     CAPTIONS AND TITLES.

         The captions and titles preceding the text of each Section hereof shall be disregarded in the construction of this Agreement.

8.13     COSTS AND EXPENSES; FEES OF THE GENERAL PARTNER.

         (a) The Partnership shall reimburse the General Partner for all operating costs and expenses reasonably incurred on behalf of the Partnership, including without limitation, salaries of employees, administrative expenses, consulting fees, and legal, accounting and other professional services. The Partners shall share in such costs and expenses in proportion to their respective Percentage Interests.

         (b) The General Partner shall be entitled to reasonable annual compensation as established by the General Partner for services performed as General Partner of the Partnership, after taking into account the facts and circumstances as exist from time to time.

8.14 INDEMNIFICATION OF PARTNERS BY THE CDU TRUST AND THE CUB TRUST WITH RESPECT TO THE CDU NOTE AND THE CUB NOTE.

         (a) The Partners acknowledge that the Initial Shares being contributed by (i) the CDU Trust are subject to that certain Stock Pledge Agreement dated April 26, 1994, by the CDU Trust as Pledgor to UPCO as Pledgee, as amended (the "CDU Pledge Agreement"), in order to secure the obligations of the CDU Trust under the CDU Note, and (ii) the CUB Trust are subject to that certain Stock Pledge Agreement dated April 26, 1994, by the CUB Trust as Pledgor to UPCO as Pledgee, as amended (the "CUB Pledge Agreement"), in order to secure the obligations of the CUB Trust under the CUB Note. The Partners also acknowledge and agree that (i) the Partnership will assume, on a non-recourse basis, the obligations of the CDU Trust under the CDU Note (although the CDU Trust will remain liable for its obligations under the CDU
Note), (ii) the Partnership will assume, on a non-recourse basis, the obligations of the CUB Trust under the CUB Note (although the CUB Trust will remain liable for its obligations under the CUB Note), (iii) the Initial Shares contributed to the Partnership by the CDU Trust will remain subject to the CDU Pledge Agreement, and (iv) the Initial Shares contributed to the Partnership by the CUB Trust will remain subject to the CUB Pledge Agreement.

         (b) The (i) CDU Trust, with respect to the CDU Note, and (ii) CUB Trust, with respect to the CUB Note, hereby agrees to indemnify the Partnership and each other Partner and hold them harmless from any and all losses, liabilities, costs and expenses (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from the CDU Note or the CUB Note, as applicable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      GENERAL PARTNER:

                                      URSTADT PROPERTY COMPANY, INC.

                                      By:   /s/  Daniel T. Keon
                                         ---------------------------------
                                          Name:  Daniel T. Keon
                                          Title: Senior Vice President

                                      LIMITED PARTNERS:

                                      CHARLES D. URSTADT IRREVOCABLE TRUST

                                      By:   /s/  Charles J. Urstadt
                                         ---------------------------------
                                          Name:  Charles J. Urstadt
                                          Title: Trustee

                                      CATHERINE U. BIDDLE IRREVOCABLE TRUST

                                      By:   /s/  Charles J. Urstadt
                                         ---------------------------------
                                          Name:  Charles J. Urstadt
                                          Title: Trustee

                                       /s/  Charles J. Urstadt
                                      ------------------------------------
                                            Charles J. Urstadt

                                       /s/  Elinor F. Urstadt
                                      ------------------------------------
                                            Elinor F. Urstadt

                                                                         ANNEX A

                              CAPITAL CONTRIBUTIONS

--------------------------------------------------------------------------------
                         SHARES OF UBP       SHARES OF UBP CLASS A
        PARTNER          COMMON STOCK            COMMON STOCK          CASH
--------------------------------------------------------------------------------
UPCO                          10,000                  -               $14,580
--------------------------------------------------------------------------------
CDU TRUST                    821,975                 78,025              -
--------------------------------------------------------------------------------
CUB TRUST                    821,975                 78,025              -
--------------------------------------------------------------------------------
ELINOR F. URSTADT             50,000                  4,750              -
--------------------------------------------------------------------------------
CHARLES J. URSTADT            50,000                  4,750              -
--------------------------------------------------------------------------------

                                                                         ANNEX B

                       AGREED VALUE OF CONTRIBUTED SHARES


-------------------------------------------------------------------------------------------------------------------------------
                                      SHARES OF UBP
                     SHARES OF UBP   CLASS A COMMON    DEBT ASSUMED BY                                         PERCENTAGE OF
      PARTNER         COMMON STOCK        STOCK          PARTNERSHIP        NET VALUE            CASH         TOTAL NET VALUE
-------------------------------------------------------------------------------------------------------------------------------
UPCO                   $[______]            -                 -             $[______]          $14,580                1.0%
-------------------------------------------------------------------------------------------------------------------------------
CDU TRUST              $[______]        $[______]        $5,356,247         $[______]             -                  44.6%
-------------------------------------------------------------------------------------------------------------------------------
CUB TRUST              $[______]        $[______]        $5,356,247         $[______]             -                  44.6%
-------------------------------------------------------------------------------------------------------------------------------
ELINOR F. URSTADT      $[______]        $[______]             -             $[______]             -                   4.9%
-------------------------------------------------------------------------------------------------------------------------------
CHARLES J. URSTADT     $[______]        $[______]             -             $[______]             -                   4.9%
-------------------------------------------------------------------------------------------------------------------------------







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